                                                                      EXHIBIT 12

                 AMERICAN FINANCIAL GROUP, INC. AND SUBSIDIARIES

      COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND FIXED CHARGES
                             (Dollars in Thousands)

                                                      Three Months Ended
                                                           March 31,                      Year Ended December 31,
                                                      -------------------  -------------------------------------------------------
                                                        2003       2002       2002      2001         2000       1999       1998
                                                      --------   --------  ---------  ---------   ---------   ---------  ---------
Excluding Interest on Annuities

Pre-tax income (loss)                                 $ 29,290   $ 39,049  $ 130,350  $ (12,751)  $ (77,298)  $ 223,307  $ 203,489
Minority interest in subsidiaries having fixed
  charges *                                              9,505      7,600     33,839     43,187      44,961      48,780     55,646
Less undistributed equity in (earnings) losses
  of investees                                            (857)     4,205     13,830     25,462     142,230      32,156     17,997
Fixed charges:
  Interest expense                                      13,012     14,160     60,271     60,616      67,638      64,544     58,925
  Debt discount (premium) and expense                      389        203        879      1,072         763        (129)      (504)
  One-third of rentals                                   4,120      4,225     16,483     16,900      13,963      12,226     11,883
                                                      --------   --------  ---------  ---------   ---------   ---------  ---------
       EARNINGS                                       $ 55,459   $ 69,442  $ 255,652  $ 134,486   $ 192,257   $ 380,884  $ 347,436
                                                      ========   ========  =========  =========   =========   =========  =========

Fixed charges:
  Interest expense                                    $ 13,012   $ 14,160  $  60,271  $  60,616   $  67,638   $  64,544  $  58,925
  Debt discount (premium) and expense                      389        203        879      1,072         763        (129)      (504)
  One-third of rentals                                   4,120      4,225     16,483     16,900      13,963      12,226     11,883
  Pretax preferred dividend requirements of
    subsidiaries                                         7,163      6,936     28,184     32,296      35,648      36,566     37,628
  Capitalized interest                                       -          -          -          -           -           -          -
                                                      --------   --------  ---------  ---------   ---------   ---------  ---------
       FIXED CHARGES                                  $ 24,684   $ 25,524  $ 105,817  $ 110,884   $ 118,012   $ 113,207  $ 107,932
                                                      ========   ========  =========  =========   =========   =========  =========

Ratio of Earnings to Fixed Charges                        2.25       2.72       2.42       1.21        1.63        3.36       3.22
                                                      ========   ========  =========  =========   =========   =========  =========

Including Interest on Annuities

Earnings - Per Above                                  $ 55,459   $ 69,442  $ 255,652  $ 134,486   $ 192,257   $ 380,884  $ 347,436
Interest on Annuities                                   74,847     75,525    300,966    294,654     293,171     262,632    261,666
                                                      --------   --------  ---------  ---------   ---------   ---------  ---------
       EARNINGS                                       $130,306   $144,967  $ 556,618  $ 429,140   $ 485,428   $ 643,516  $ 609,102
                                                      ========   ========  =========  =========   =========   =========  =========

Fixed charges - Per Above                             $ 24,684   $ 25,524  $ 105,817  $ 110,884   $ 118,012   $ 113,207  $ 107,932
Interest on Annuities                                   74,847     75,525    300,966    294,654     293,171     262,632    261,666
                                                      --------   --------  ---------  ---------   ---------   ---------  ---------
       FIXED CHARGES                                  $ 99,531   $101,049  $ 406,783  $ 405,538   $ 411,183   $ 375,839  $ 369,598
                                                      ========   ========  =========  =========   =========   =========  =========

Ratio of Earnings To Fixed Charges                        1.31       1.43       1.37       1.06        1.18        1.71       1.65
                                                      ========   ========  =========  =========   =========   =========  =========

Earning in Excess of Fixed Charges                    $ 30,775   $ 43,918  $ 149,835  $  23,602   $  74,245   $ 267,677  $ 239,504
                                                      ========   ========  =========  =========   =========   =========  =========


* Amounts include subsidiary preferred dividends and accrued distributions on trust preferred securities.